Exhibit 4

COMMON STOCK PATRIOT NATIONAL BANCORP, INC. CUSIP 70336F 10 4 INCORPORATED UNDER THE LAWS OF THE STATE OF CONNECTICUT SEE REVERSE FOR CERTAIN DEFINITIONS FULLY PAID SHARES OF COMMON STOCK OF PATRIOT NATIONAL BANCORP, INC. (the “Corporation”). The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof or by his duly authorized attorney or legal representative, upon surrender of this certificate property endorsed. This certificate is not valid until countersigned and registered by the transfer agent and registrar. IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed. Dated: President Chairman

PATRIOT NATIONAL BANCORP, INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT –	Custodian (Cust) (Minor)
TEN ENT	–	as tenants by the entireties		under Uniform Gifts to Minors

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common		Act (State)

Additional abbreviations may also be used though not in the above list

For value received,                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee

September 30,
Shares of the

Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:
Signature

Signature

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entities the holder hereof to certain Rights as set forth in a Rights Agreement between Patriot National Bancorp, Inc. and Registrar and Transfer Company, dated as of April 19, 2004 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefore. As described in the Rights Agreement, Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring person becomes such is designated as such, or (iii) under certain circumstances, a transferee of an Acquiring